Exhibit 99.2

                                                          GRISTEDE'S FOODS, INC.

Executive Offices                                  823 Eleventh Avenue
                                                   New York, New York 10019-3545
                                                   (Phone) 212-956-5803
                                                   (Fax) 212-247-4509

                              FOR IMMEDIATE RELEASE

GRISTEDE'S FOODS, INC.
      ("GRI" - AMERICAN STOCK EXCHANGE)

Mark S. Kassner is appointed Senior Vice President of Finance and Chief Accounting Officer

New York, NY. August 18, 2004 Gristede's Foods Inc. announces that Mark S. Kassner has been appointed Senior Vice President of Finance and Chief Accounting Officer, Mr. Kassner a Certified Public Accountant, brings a wealth of financial, regulatory, accounting and tax experience to the Company and will contribute significantly to the privatization of the Company.

For further information, please contact Mr. Catsimatidis, Chairman & Chief Executive officer, Gristede's Foods, Inc., at (212) 956-5803.


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